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                                                                     Exhibit 1.1

                                TRITON PCS, INC.

                          8 1/2% Senior Notes due 2013

                               Purchase Agreement

                                                                    May 30, 2003

Lehman Brothers Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Rabo Securities USA, Inc.

   c/o Lehman Brothers Inc.
       745 Seventh Avenue
       New York, New York 10019

Ladies and Gentlemen:

          Triton PCS, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Lehman Brothers Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Rabo Securities USA, Inc. (the "Initial Purchasers") $725,000,000 aggregate principal amount of its 8 1/2% Senior Notes due 2013 (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture to be dated as of June 13, 2003 (the "Indenture") among the Company, the subsidiaries of the Company listed on the signature pages hereof (the "Guarantors") and The Bank of New York, as trustee (the "Trustee"). The Company's obligations under the Indenture will be guaranteed (the "Guarantees"), jointly and severally, by each of the Guarantors. The Company and the Guarantors are collectively referred to herein as the "Issuers," and the Notes and the Guarantees are collectively referred to as the "Securities."

          The offering and sale of the Securities to the Initial Purchasers will be made without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act. Holders of Securities will have the benefits of a Registration Rights Agreement to be dated as of June 13, 2003 among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"). This Agreement, the Indenture, the Securities and the Registration Rights Agreement are collectively referred to herein as the "Offering Agreements."

          The Issuers hereby agree with the Initial Purchasers as follows:

          1. The Company agrees to issue and sell the Notes to the Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of the Notes set forth

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opposite such Initial Purchaser's name in Schedule I hereto at a price (the
"Purchase Price") equal to 98% of their aggregate principal amount.

          2. The Issuers understand that the Initial Purchasers intend (i) to offer privately their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum (as defined below).

          The Issuers confirm that they have authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby makes to the Issuers the following representations and agreements:

          (a) it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and

          (b) (A) it will not solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (B) it will solicit offers for the Securities only from, and will offer the Securities only to, (1) in the case of offers inside the United States, persons whom it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or (2) in the case of offers outside the United States, persons other than "U.S. persons" within the meaning of Regulation S ("Regulation S") under the Securities Act ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) that, in each case, in purchasing the Securities are deemed to have represented and agreed as provided in the Offering Memorandum.

With respect to offers and sales outside the United States, as described in clause (b)(B)(2) above, each Initial Purchaser hereby represents and agrees with the Issuers that:

          (i) it understands that no action has been or will be taken by the Issuers that would permit a public offering of the Notes, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

          (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense;

          (iii) it understands that the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursu-

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     ant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

          (iv) the sale of the Notes offered and sold by it pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade registration provisions of the Securities Act;

          (v) the Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. person or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act;

          (vi) it has offered the Notes and will offer and sell the Notes (x) as part of its distribution at any time and (y) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date (as defined below), only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, nor any of its Affiliates, nor any persons acting on its behalf, has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

          (vii) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 2 and not otherwise defined in this Agreement have the meanings given to them in Regulation S.

          Each of the Initial Purchasers severally represents and agrees that
(i) it has not offered or sold into the United Kingdom except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") and the Public Offers of Securities Regulations 1995 with respect to anything done in relation to the Notes, in, from or otherwise involving the United Kingdom and (iii) it has only communicated or caused to be communicated and will only communicate or

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cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of any Notes in circumstances in which
Section 21(1) of the FSMA does not apply.

          3. Payment for the Notes shall be made by wire transfer in immediately available funds, to the account specified by the Company to the Initial Purchasers no later than noon on the Business Day (as defined below) prior to June 13, 2003, or at such other time on the same or such other date as the Initial Purchasers and the Company may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, New York.

          Payment for the Notes shall be made against delivery to the nominee of The Depository Trust Company for the account of the Initial Purchasers of one or more global notes representing the Notes (collectively, the "Global Note"), with any transfer taxes payable in connection with the transfer to the Initial Purchasers paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers at the office of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other location as the Company and the Initial Purchasers agree, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

          4. The Issuers, jointly and severally, represent and warrant to each Initial Purchaser as follows:

          (a) A Preliminary Offering Memorandum, dated May 23, 2003 (the "Preliminary Offering Memorandum") and a final Offering Memorandum, dated May 30, 2003 (the "Offering Memorandum") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Rule 144A(d)(4) Information (as defined in Section 5(k) of this Agreement) furnished by the Issuers prior to the completion of the distribution of the Securities. The Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates or, the Offering Memorandum as of the Closing Date and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to statements or omissions in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives (as defined below) expressly for use therein.

          (b) The financial statements, and the related notes thereto, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their opera-

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     tions and changes in their consolidated cash flows and stockholder's deficit for the periods specified and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (c) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Issuers reasonably believe are reliable and accurate.

          (d) Since the respective dates as of which information is given in the Offering Memorandum, there has not been any material decrease in the capital stock or material increase in the long-term debt of the Company or any of the Guarantors, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholder's equity or results of operations of the Company and the Guarantors, taken as a whole (a "Material Adverse Change" or a "Prospective Material Adverse Change," respectively), otherwise than as set forth or contemplated in the Offering Memorandum. Except as set forth or contemplated in the Offering Memorandum neither the Company nor any of the Guarantors has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and the Guarantors, taken as a whole.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, singly or in the aggregate with all other such failures, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholder's equity or results of operations of the Company and the Guarantors, taken as a whole (a "Material Adverse Effect").

          (f) As of March 31, 2003, after giving effect to the transactions set forth in the first paragraph under the caption "Capitalization" in the Offering Memorandum, the Company would have had the capitalization included in the Offering Memorandum under the caption "Capitalization". All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Guarantors, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of the Guarantors is a party relating to the issuance of any capital stock of the Company or of any such

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     Guarantors, any such convertible or exchangeable securities or any such rights, warrants or options.

          (g) Each of the Guarantors that is a corporation has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect. Each Guarantor that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the state of its organization, with power and authority to own and lease its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect. All of the issued equity interests of each Guarantor have been duly authorized and validly issued and, as to shares of capital stock of any Guarantor that is a corporation, are fully paid and non-assessable, and will be owned, as of the Closing Date, by the Company, directly or indirectly, free and clear of all material liens, encumbrances, security interests or claims, other than liens described under the caption "Description of Certain Indebtedness" in the Offering Memorandum.

          (h) This Agreement has been duly authorized, executed and delivered by the Issuers.

          (i) The Registration Rights Agreement has been duly authorized by the Issuers and, on the Closing Date, will have been duly executed and delivered by each of the Issuers. When the Registration Rights Agreement has been duly executed and delivered by the Issuers and assuming due execution and delivery by the Initial Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Issuers, enforceable in accordance with its terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) to the extent indemnification, contribution and other provisions are deemed to violate public policy or the federal securities laws.

          (j) The Indenture has been duly authorized by each of the Issuers and, on the Closing Date, will have been validly executed and delivered by each of the Issuers. When the Indenture has been duly executed and delivered by the Issuers, and assuming due authorization and delivery by the Trustee, the Indenture will be a valid and binding

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     agreement of the Issuers, enforceable against each of the Issuers in accordance with its terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (k) The Notes and the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when issued, executed and authenticated in accordance with the provisions of the Indenture and, in the case of the Exchange Notes, the Exchange Offer (as defined in the Registration Rights Agreement), and in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been validly executed and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (l) The Guarantee to be endorsed on the Notes by each Guarantor has been duly authorized by such Guarantor and on the Closing Date, will have been duly executed and delivered by each such Guarantor. The Guarantee to be endorsed on the Exchange Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (or, in the case of the Exchange Notes, issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture), the Guarantee endorsed on the Notes or the Exchange Notes, as applicable, will be entitled to the benefits provided by the Indenture, and will be valid and binding obligation of the Guarantors, enforceable against each of the Guarantors in accordance with their terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (m) The Securities and the Indenture will conform, in all material respects, to the descriptions thereof in the Offering Memorandum.

          (n) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

          (o) Except as described in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), each of the agreements described in the Offering Memorandum under the heading "Certain

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     Relationships and Related Transactions" "-- The Stockholders' Agreement,"
     "--License Agreement," "-- Roaming Agreement" and "-- Resale Agreement" are in full force and effect. Neither the Company nor any of the Guarantors is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (i) any of those agreements, (ii) its Certificate of Incorporation or By-Laws (or similar organizational documents) or (iii) any indenture, mortgage, deed of trust, loan agreement, franchise agreement, license agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which any of them are bound, except for violations and defaults which individually and in the aggregate are not material to the Company and the Guarantors, taken as a whole.

          (p) The execution and delivery by the Issuers of the Offering Agreements, the issuance and sale of the Securities and the consummation of the transactions therein contemplated (i) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under any indenture, mortgage, deed of trust, loan agreement, franchise agreement, license agreement, or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, which conflict, breach, default or Repayment Event could have, singly or in the aggregate, a Material Adverse Effect, (ii) will not result in any violation of any applicable law or statute or any order, rule or regulation (including, without limitation, the Communications Act of 1934 (the "1934 Communications Act") and the Telecommunications Act of 1996 (together with the 1934 Communications Act the "Communications Act"), and the rules and regulations of the FCC thereunder) of any court or governmental agency or body (including without limitation, the Federal Communications Commission (the "FCC")) having jurisdiction over the Company, the Guarantors or any of their respective properties, except any such violation that, singly or in the aggregate, would not have a Material Adverse Effect, and (iii) will not result in any violation of the provisions of the organizational documents of any Issuer. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require repayment of all or a portion of such indebtedness by the Company or any Guarantor.

          (q) No filing with, or consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the execution and delivery by the Issuers of the Offering Agreements, the issuance and sale of the Securities or the consummation of the transactions contemplated therein, except such filings, consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been made or obtained, (ii) as may be required under any state or foreign securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers,
     (iii) in the case of the performance of the Registration Rights Agreement, such as may be required under the Securities Act, the Trust Indenture Act of 1939, as amended (the "TIA") and by the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") and (iv) the failure of

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     which to make or obtain will not, singly or in the aggregate, result in a
     Material Adverse Effect.

          (r) Each of the Company and the Guarantors owns, possesses or has obtained such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state or local regulatory agencies or bodies (including without limitation, the FCC), necessary to own or lease, as the case may be, and to conduct the business now operated by them or as contemplated to be operated by them in the Offering Memorandum, except where the failure to own, possess or obtain any such Governmental License would not be reasonably expected to have a Material Adverse Effect; each of the Company and the Guarantors is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or any of the Guarantors has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and each of the Company and the Guarantors is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except to the extent that failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect.

          (s) There are no legal or governmental investigations, actions, suits or proceedings (including, without limitation, before the FCC) (collectively, "Proceedings") pending or, to the Company's knowledge, threatened against or affecting the Company or any of the Guarantors or any of their respective properties or of which the Company or any of the Guarantors is or may be a party or of which any property of the Company or any of the Guarantors is or may be the subject which, singly or in the aggregate, could have, or reasonably could be expected to have, a Material Adverse Effect.

          (t) The Company and the Guarantors have good and marketable title in fee simple to all items of real property and good title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Offering Memorandum and except to the extent as would not, singly or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Guarantors are held by them under valid, existing and enforceable leases with such exceptions as would not, singly or in the aggregate, have a Material Adverse Effect.

          (u) No Issuer is, or will be after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom (as described in the Offering Memorandum under the caption "Use of Proceeds"), an "investment company" or an en-

                                      -9-

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     tity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (v) PricewaterhouseCoopers LLP who has certified certain financial statements in the Offering Memorandum, are independent public accountants within the meaning of rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.

          (w) The Company and the Guarantors have filed all federal and material state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except such amounts that are not, singly or in the aggregate, material to the Company and the Guarantors taken as a whole; and there is no tax deficiency which has been or, to the Company's knowledge, might reasonably be expected to be asserted or threatened against the Company or any Guarantor, other than such tax deficiencies in such amounts that are not, singly or in the aggregate, material to the Company and the Guarantors taken as a whole.

          (x) Neither the Company, nor any of the Guarantors nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or, to the Company's knowledge, manipulation of the price of the Company's securities.

          (y) There are no existing or, to the Company's knowledge, threatened labor disputes with the employees of the Company or any of the Guarantors which, singly or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Guarantors, taken as a whole.

          (z) The Company and each of its Guarantors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Guarantor has been refused any insurance coverage sought or applied for; and neither the Company nor any such Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Guarantors, taken as a whole.

          (aa) The Company and each of the Guarantors owns or possesses or has the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and

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     know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "Intellectual Property") necessary for the conduct of their respective businesses as described in the Offering Memorandum; and the conduct of their respective businesses does not conflict in any material respect with, and the Issuers and their respective Guarantors have not received any notice of any claim of conflict with, any such rights of others.

          (bb) The Company and the Guarantors (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (cc) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (dd) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except to the extent non-compliance, singly or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or
     Section 302 of ERISA no "accumulated funding deficiency" as defined in
     Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (ee) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (ff) None of the Issuers and no affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) thereof has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum.

          (gg) None of the Issuers and no person acting on behalf of any of them has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Issuers and all persons acting on their behalf have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; provided, however, that no representation is made with respect to the actions of any Initial Purchaser.

          (hh) Assuming the accuracy of and compliance with the representations and agreements in Section 2 of this Agreement by the Initial Purchasers, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify an indenture under the TIA.

          (ii) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (jj) No relationship, direct or indirect, exists between or among the Company or any of the Guarantors, on the one hand, and the directors, officers, stockholders, holders of units of partnership interest, customers or suppliers of the Company or any of the Guarantors, on the other hand, which would be required by the Securities Act to be described in a registration statement or prospectus filed with the Commission with respect to a public offering of the Securities which is not described in the Offering Memorandum.

          (kk) The Company and each of the Guarantors has legally secured and validly holds all FCC licenses (the "FCC Licenses") necessary for the operation of the PCS network and provision of the PCS services identified in the Offering Memorandum (the "PCS Network") as owned and intended to be operated by the Company and each of the Guarantors. The FCC licenses described in the Offering Memorandum as owned by the Company are validly issued and in full force and effect. The Company has no reason to believe that such FCC Licenses will not be renewed for a full term when they are due for renewal.

          (ll) Each of the Company and the Guarantors has filed with the FCC all material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests. No notice has been issued by the FCC which could permit, or after notice or lapse of time or both could permit, revocation or termination of any material FCC License of the Company and each of the Guarantors prior to the expiration dates thereof or which could result in any other material impairment of any of the Company's and each of the Guarantors' rights thereunder.

          (mm) No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any Guarantors, is contemplated.

          5. The Issuers, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:

          (a) as of the date of the Offering Memorandum, to furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum as they may reasonably request;

          (b) before distributing any amendment or supplement to the Offering Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object within one Business Day;

          (c) if, at any time prior to the completion of the offer and sale of the Notes, any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Offering Memorandum as may be necessary so that the Offering Memorandum as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Offering Memorandum will comply with law;

          (d) the Issuers will cooperate with the Initial Purchasers and their counsel in connection with the registration or qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Issuer be obligated to file a general consent to service of process in any jurisdiction or to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

          (e) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of or guaranteed by the Company or any of the Guarantors which are substantially similar to the Securities (other than the Securities);

          (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

          (g) to use their reasonable best efforts to cause such Securities to be eligible for The PORTAL Market ("PORTAL") of the NASD;

          (h) during the period ending two years after the Closing Date, the Company will not, and will use its reasonable best efforts to cause its "affiliates" (as defined in Rule 144 under the Securities Act) not to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (i) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate (including reasonable fees of counsel for the Initial Purchasers and their disbursements in connection therewith),
     (iv) in connection with the listing of the Securities on any securities exchange or inclusion of the Securities on Portal, (v) in connection with the printing (including word processing and duplication costs) and delivery of the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Initial Purchasers and dealers of copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments and supplements thereto), including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, and
     (vii) incurred by the Issuers in connection with a "road show" presentations to potential investors;

          (j) to take all reasonable action that is appropriate or necessary to assure that offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby;

          (k) not to solicit any offer to buy or offer to sell Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

          (l) while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to, during any period in which the Company is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) ("Rule 144A(d)(4) Information") under the Securities Act (or any successor thereto); and

          (m) not to take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

          6. The several obligations of the Initial Purchasers hereunder to purchase the Securities on the Closing Date are subject to the performance by each of the Issuers of its obligations hereunder and to the following additional conditions:

          (a) The representations and warranties of the Issuers contained herein shall be true and correct in all material respects, on and as of the Closing Date as if made on and as of the Closing Date and the Issuers shall have complied, in all material respects, with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any debt of or guaranteed by the Company or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, if, in the case of the securities of any Guarantor, the event described in clauses (i), (ii) or
     (iii) above would have a Material Adverse Effect.

          (c) Since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any material decrease in the capital stock or material increase in the long-term debt of the Company or any Material Adverse Change, or any development involving a Prospective Material Adverse Change, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the de-livery of the Securities on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum. Neither the Company nor any of the Guarantors has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum.

          (d) The Initial Purchasers shall have received on and as of the Closing Date a certificate of two executive officers of the Company and each Guarantor (such certificate not to impose personal liability on such officers), with specific knowledge about the Issuers' financial matters, satisfactory to the Initial Purchasers to the effect set forth in subsections (a) through (c) of this Section.

          (e) Dow, Lohnes & Albertson PLLC, counsel for the Company, shall have furnished to the Initial Purchasers their written opinions, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, substantially in the form set forth in Annex A, attached hereto.

          (f) The Initial Purchasers shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (g) On the date of the issuance of the Offering Memorandum and also on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (h) The Issuers shall have executed and delivered the Registration Rights Agreement and the Indenture.

          (i) On or prior to the Closing Date the Issuers shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request.

          7. The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities and each person, if any, that controls any Initial Purchaser within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person, an "Indemnitee"), from and against any and all losses, claims, damages and liabilities (joint and several) (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) inso-far as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement thereto in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through Lehman Brothers Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "Representatives") expressly for use therein; and provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this
Section 7 shall not inure to the benefit of any Initial Purchaser (or for the benefit of any person that controls, or is an affiliate of such Initial Purchaser) to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 5(a) hereof.

          Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, and each person that controls the Issuers within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the con-trary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any appropriate local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers, each affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities and such control persons of Initial Purchasers shall be designated in writing by the Representatives and any such separate firm for the Issuers and such control persons of the Issuers shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested in writing an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding or claim effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid written request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 15 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) re-ceived by the Issuers and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Issuers or any other person controlling the Issuers and
(iii) acceptance of and payment for any of the Securities.

          8. Notwithstanding anything herein contained, the obligations of the Initial Purchasers hereunder may be terminated by any of the Representatives, by notice given to the Issuers, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally shall have been suspended or minimum prices shall have been established on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or a material disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United

States, (ii) trading of any securities of or guaranteed by any Issuer shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Representatives, impracticable or inadvisable to proceed with offering or delivery of the Securities being delivered on the Closing Date or that, in the judgment of Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities.

          9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided, however, that in no event shall the aggregate principal amount of Notes that any Initial Purchaser has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such aggregate principal amount of Notes without the written consent of such Initial Purchaser. If on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement or the offering contemplated hereunder.

          10. If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of any of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Issuers shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Issuers agree to reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

          11. This Agreement shall inure to the benefit of and be binding upon the Issuers, each Initial Purchaser, any affiliate of any Initial Purchaser which assists such Initial Purchaser in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          12. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o Lehman Brothers Inc, 399 Park Avenue, 11th Floor, New York, New York. 10022 (Telecopy: (212) 526-0943), Attention: Syndicate Registration Department, with a copy, in the case of any notice pursuant to
Section 7, to the Director of Litigation, Office of General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, New York 10022, c/o Citigroup Global Markets Inc., 388 Greenwich Street New York, New York 10013, (telecopy: (212) 816-0949); Attention: Office of the General, c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10177 (telecopy: (212) 270-1063); Attention: Jessica Kearns, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10281 (telecopy:
(212) 449-9120); Attention: Michael Gordon; with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005; Attention: Daniel J. Zubkoff, Esq. Notices to the Issuers shall be given at 1100 Cassatt Road, Berwyn, Pennsylvania 19312 (telecopy: (610) 993-2683); Attention: Chief Executive Officer with a copy to Dow, Lohnes & Albertson PLLC, 1200 New Hampshire Ave., N.W., Suite 800, Washington, D.C. 20036-6802 (telecopy: (202) 776-2222) Attention: Thomas D. Twedt.

          13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                      Very truly yours,

                                      TRITON PCS, INC.


                                      By: /s/ Michael E. Kalogris
                                          --------------------------------------
                                          Name:  Michael E. Kalogris
                                          Title: Chief Executive Officer

                                      GUARANTORS:

                                      TRITON MANAGEMENT COMPANY, INC.


                                      By: /s/ Michael E. Kalogris
                                          --------------------------------------
                                          Name:  Michael E. Kalogris
                                          Title: Chief Executive Officer

                                      TRITON PCS FINANCE COMPANY, INC.


                                      By: /s/ Michael Bonini
                                          --------------------------------------
                                          Name:  Michael Bonini
                                          Title: President

                                      TRITON PCS HOLDINGS COMPANY L.L.C.
                                      TRITON PCS EQUIPMENT COMPANY L.L.C.
                                      TRITON PCS OPERATING COMPANY L.L.C.
                                      TRITON PCS INVESTMENT COMPANY L.L.C.


                                      By: Triton Management Company, Inc.,
                                          its manager


                                      By: /s/ Michael E. Kalogris
                                          --------------------------------------
                                          Name:  Michael E. Kalogris
                                          Title: Chief Executive Officer

Accepted as of the date first above written:

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
RABO SECURITIES USA, INC.


By: LEHMAN BROTHERS INC.,
       as Authorized Representative


By: /s/ Stephen Sleigh
    ----------------------------------
    Name:  Stephen Sleigh
    Title: Managing Director

                                   SCHEDULE I

                                                            Aggregate Principal
                                                              Amount of Notes
Initial Purchaser                                             to be Purchased
-----------------                                           -------------------
Lehman Brothers Inc. ....................................      $268,810,000

Citigroup Global Markets Inc. ...........................      $268,810,000

J.P. Morgan Securities Inc. .............................      $ 81,190,000

Merrill Lynch, Pierce, Fenner and Smith
   Incorporated .........................................      $ 81,190,000

Rabo Securities USA, Inc. ...............................      $ 25,000,000

   Total ................................................      $725,000,000

                                     ANNEX A

                                 Form of Opinion

          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          2. Each Guarantor that is a corporation is validly existing and in good standing under the laws of the State of Delaware.

          3. Each Guarantor that is a limited liability company is validly existing and in good standing under the laws of the State of Delaware.

          4. Each Guarantor is in good standing as a foreign corporation or foreign limited liability company, as applicable, in the jurisdictions set forth opposite such Guarantor's name on a schedule to counsel's opinion.

          5. The Company and each Guarantor has the corporate or limited liability company, as applicable, power and authority to own its property and to conduct its business as described in the Offering Memorandum under the caption "Business".

          6. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due authentication and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

          7. The Notes to be purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement have been duly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to the Purchase Agreement. When executed and authenticated in accordance with the provisions of the Indenture and issued and delivered by the Company to the Initial Purchasers pursuant to the Purchase Agreement, against payment of the consideration set forth in the Purchase Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          8. The Guarantee to be endorsed on the Notes by each Guarantor has been duly authorized by such Guarantor and, when the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantee of each Guarantor endorsed on the Notes will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

          9. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

          10. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due execution and delivery by the Initial Purchasers, constitutes a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

          11. The Exchange Notes have been duly authorized by the Company.

          12. The Guarantee to be endorsed on the Exchange Notes has been duly authorized by each Guarantor.

          13. To counsel's knowledge, no consent, approval, authorization, license, qualification, exemption or order of any federal or District of Columbia court or governmental agency or body is required under Applicable Law for the execution and delivery of, or the consummation on the date hereof of the transactions contemplated by, the Offering Documents by the Company and each of the Guarantors, except as has already been acquired or as may be required under state securities or "Blue Sky" laws or, with respect to the transactions contemplated by the Registration Rights Agreement, under the United States federal securities laws and the rules and regulations of the National Association of Securities Dealers, Inc.

          14. The execution and delivery by the Company and the Guarantors of, and the consummation by the Company and the Guarantors on the date hereof of the transactions contemplated by, the Offering Documents and the issuance, sale and delivery by the Company and the Guarantors of the Notes and Guarantees on the date hereof will not result in a breach or violation of any of the terms and provisions of or constitute a default under, (i) contract laws of the State of New York, the laws of the District of Columbia, the United States federal securities laws, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, (ii) the certificates of incorporation, bylaws, certificates of formation or limited liability company agreements, as applicable, of the Company and the Guarantors, (iii) any agreement listed on a schedule to counsel's opinion, or (iv) to counsel's knowledge, the express provisions of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Guarantors, except any such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          15. To counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes or the application of the proceeds therefrom.

          16. To counsel's knowledge, (a) there are no material legal or governmental proceedings pending or threatened to which the Company or any Guarantor is a party or to which any of the properties of the Company or any Guarantor is subject that are required to be described in the Offering Memorandum that are not so described, and (b) there are no material con-tracts or other material documents to which the Company or any Guarantor is a party or to which any of the properties of the Company or any Guarantor is subject that are required to be described in the Offering Memorandum that are not so described.

          17. The statements in the Offering Memorandum under the captions "Description of the Notes," "Description of Certain Indebtedness" and "Certain United States Federal Tax Consequences" to the extent that such statements constitute a summary of agreements or legal matters have been reviewed by such counsel and, taken together, accurately describe in all material respects such agreements and legal matters.

          18. The statements in the Offering Memorandum under the captions "Management --Employment Agreements" and "Certain Relationships and Related Transactions" (other than under the caption "Certain Relationships and Related Transactions --Other Related Party Transactions"), in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, accurately summarize in all material respects such legal matters, documents and proceedings.

          19. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          20. Neither the consummation of the transactions contemplated by the Purchase Agreement, nor the Company's sale, issuance, execution or delivery of the Notes in accordance with the Purchase Agreement, nor the application of the proceeds therefrom (if applied as described in the Offering Memorandum under the caption "Use of Proceeds"), will violate Regulation T (12 C.F.R. part 220), U (12 C.F.R. part 221) or X (12 C.F.R. part 224) of the Board of Governors of the Federal Reserve System.

          21. Neither the registration under the Securities Act of the Notes or the Guarantees nor the qualification of the Indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required for the sale of the Notes and the Guarantees to the Initial Purchasers as contemplated by the Purchase Agreement or for the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement (the "Exempt Resales"), (i) assuming that the Initial Purchasers are "qualified institutional buyers," as defined in Rule 144A under the Securities Act (a "QIB"), or a person permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Securities Act (a "Regulation S Purchaser"), (ii) assuming, and subject to, the accuracy of, and compliance with, the representations and agreements of the Initial Purchasers and the Company contained in the Purchase Agreement, and (iii) assuming that Exempt Resales are made by the Initial Purchasers in accordance with the Purchase Agreement and solely to QIBs and Regulation S Purchasers ("Eligible Purchasers") (it being understood that no opinion is expressed as to any subsequent resale of any Note by any Eligible Purchaser).

          22. (a) The sale of the Notes, the issuance of the Guarantee and the execution and delivery by the Company and the Guarantors of the Transaction Documents to which each is a party (i) do not violate any Communications Laws, and (ii) do not cause any violation, cancellation, termination, revocation, forfeiture, or adverse modification of any FCC Licenses.

          (b) The sale of the Notes and the issuance of the Guarantee do not require any authorization or filing with the FCC.

          23. Except as may be noted on an annex to the opinion ("Annex C") or disclosed in the Offering Memorandum and except for rule making proceedings and similar proceedings of general applicability to the CMRS industry or substantial segments thereof, to counsel's knowledge, there is no notice of violation, order to show cause, petition to deny or complaint, or investigatory proceeding pending against the Company or any subsidiary of the Company as may be listed in an annex to the opinion ("Annex A") before the FCC that reasonably could be expected to result in cancellation, termination, revocation, forfeiture or modification of the FCC Licenses that individually or in the aggregate would have a material adverse effect upon the Company and its subsidiaries considered as a single enterprise. Counsel informs the Initial Purchasers, however, that
(i) the staff of the FCC's Wireless Telecommunications Bureau has advised counsel that no reliable central record of such matters exists by individual licensee name, (ii) there is, to counsel's knowledge, no central location of orders, decisions, judgments or other rulings that would permit the reliable identification of all such matters that may be pending with respect to the Company or the subsidiaries of the Company listed in Annex A, and (iii) except as otherwise noted in Annex C, counsel has not undertaken to examine or to make inquiries with respect to any such records.

          24. The statements in the Offering Memorandum under the captions "Business -- Regulation" and "--State Regulation and Local Approvals" in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, and insofar as they are, or refer to, statements of federal communications law under the Communications Laws applicable to commercial mobile radio services or legal conclusions with respect to federal communications law under the Communications Laws applicable to the commercial mobile radio services, accurately summarize such legal matters, documents and proceedings in all respects material to the business of the Company as described in the Offering Memorandum.

          25. Based on the review of FCC publicly available records and counsel's inquiry of the FCC described herein, each of the FCC Licenses is held by the subsidiary of the Company listed in Annex A as the holder thereof, is in effect, and to counsel's knowledge has not been suspended, terminated or revoked. The PCS and cellular radio licenses issued by the FCC and included in the FCC Licenses listed in Annex A authorize the holder thereof listed in

Annex A to operate either a PCS or cellular system (as indicated in Annex A) in the markets listed in Annex A without a further PCS or cellular license issued by the FCC.

          In the course of the preparation of the Offering Memorandum, such counsel participated in conferences with officers and representatives of the Company and the Guarantors, representatives of the independent certified public accountants of the Company, your representatives and your counsel, at which conferences the contents of the Offering Memorandum and related matters were discussed. Although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent expressly provided in paragraphs 17 and 18 above) or the documents referred to in the Offering Memorandum and have not made an independent investigation, check or verification of facts for the purpose of rendering this opinion, on the basis of the foregoing, we advise you that, nothing has come to such counsel's attention that leads such counsel to believe that the Offering Memorandum (except for financial statements and schedules and other financial information and statistical and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no statement or belief), as of the date thereof or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statement therein, in the light of circumstances under which they were made, not misleading.

          The opinions set forth in items (1) through (21) above shall be subject to the following additional qualifications:

          (i) The enforceability of agreements, documents and instruments is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally.

          (ii) Counsel expresses no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (b) indemnification, contribution and other provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

          (iii) Counsel expresses no opinion herein as to any federal, state or local statutes, laws, rules or regulations relating to the regulation of telecommunications.

          (iv) Counsel expresses no opinion as to the creation, attachment, perfection or priority of any security interest in any property, tangible or intangible, real or personal.

          (v) Counsel expresses no opinion as to any financial or accounting determinations by the Company or any of the Guarantors or compliance by the Company or any of the Guarantors with any financial covenants in any contract or agreement.

          (vi) Counsel expresses no opinion as the effect of any provisions of the law restricting dividends or other distributions by a corporation or limited liability company for the benefit of its stockholders or members.